UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On August 23, 2011 and August 31, 2011, the wholly owned subsidiary of China Energy Recovery, Inc, located in the People’s Republic of China, entered into two separate loan facilities, one with the Industrial and Commercial Bank of China Limited, Zhangjiang Branch, in principal amount of $2.5 million U.S and second with Shanghai Pudong Development Bank, Luwan Branch, in principal amount of approximately $4.5 million U.S (RMB 29,000,000).

The loan with the Shanghai Pudong Development Bank is secured by a mortgage of CER’s new office building in Zhangjiang, Shanghai. The loan carries an annual interest rate of 7.544% and the term is 9 months.

The loan with the Industrial and Commercial Bank of China Limited is secured by a mortgage by another building. The building is in Shanghai and is held by Jiangsu SOPO (Group) Company Limited. The loan carries an annual interest rate of 3.26939% and the term is 90 days.

These funds from both the loans will be used for working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: August 31, 2011	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer